UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
_______________

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Pyxus International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PYXUS INTERNATIONAL, INC.

6001 Hospitality Court, Suite 100
Morrisville, North Carolina 27560

Notice of Annual Meeting of Shareholders
To be Held August 13, 2026

Dear Shareholder:

You are cordially invited to attend the 2026 Annual Meeting of Shareholders of Pyxus International, Inc. (“Pyxus,” or the “Company,” “we” or “us”), to be held virtually at www.virtualshareholdermeeting.com/PYYX2026 on Thursday, August 13, 2026 at 10:00 a.m., Eastern Daylight Time, to:

(a)    elect seven directors for a one-year term expiring at the 2027 annual meeting of shareholders, each as named in the accompanying proxy statement;

(b)    ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2027;

(c)    adopt a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the accompanying proxy statement;
(d)    transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on June 12, 2026 will be entitled to vote at the meeting.

The Company’s proxy statement and proxy are enclosed, as is the Annual Report to shareholders for the fiscal year ended March 31, 2026 (the “2026 Annual Report”).

                            By Order of the Board of Directors
                            T. David Singer
                            Secretary
July 6, 2026

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Shareholders to be Held Virtually on August 13, 2026

The Proxy Statement and 2026 Annual Report are available on the internet at:
www.proxyvote.com

YOUR VOTE IS VERY IMPORTANT TO US. FOR VOTING INSTRUCTIONS, PLEASE SEE FREQUENTLY ASKED QUESTION NUMBER 4, WHICH BEGINS ON PAGE 1 OF THE PROXY STATEMENT.

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PROXY VOTING OPTIONS
Your vote is important!

Whether or not you expect to attend the virtual annual meeting, we urge you to vote your shares. At this year’s annual meeting, you may vote via the Internet at the virtual annual meeting by obtaining a legal proxy from your broker, bank or other nominee that holds your shares, or you may vote prior to the annual meeting by following the instructions of your broker, bank or other nominee that holds your shares. Even if you plan to attend the virtual annual meeting, you are encouraged to vote your shares by proxy so that your vote will be counted if you later decide not to participate in the annual meeting. Your prompt vote will ensure the presence of a quorum at the meeting and will save Pyxus the expense of additional solicitation. If you vote now and later decide to change your vote or to vote your shares at the meeting, you may do so by following instructions found elsewhere in this proxy statement.

As of the record date, the only shareholder of record of our outstanding common stock was Cede & Co., a nominee for the Depository Trust Company, which holds shares for banks, brokers and other nominees who may in turn hold those shares for the clients who maintain their stock accounts with them. Accordingly, all of the outstanding shares of the Company’s common stock are held through banks, brokers or other nominees, including in street name on behalf of beneficial owners who maintain their accounts with these banks, brokers and other nominees. Beneficial holders of our stock, who hold their shares in an account through a broker, bank or other nominee, may provide instructions to their respective bank, broker or other nominee for the voting of the shares held in their accounts. Every broker, bank or other nominee has its own mailing procedures and provides its own procedures to clients for voting the shares held in their accounts, which should be carefully followed by beneficial owners to ensure that their shares held in their accounts are voted at the annual meeting. Please promptly contact your broker, bank or other nominee for directions on how to vote your shares and follow their directions carefully.

If you want to vote online at the virtual annual meeting, you must obtain a legal proxy from the broker, bank or other nominee that holds your shares assigning its voting authority to you.

Failure to obtain a legal proxy and a control number from your broker, bank or other nominee will result in you being unable to vote at the virtual meeting and only being able to attend as a guest. Guests will be able to listen to and submit written questions in the annual meeting but will not be able to vote during the annual meeting. Shareholders who attend the annual meeting as guests may vote their shares only prior to the annual meeting by following the voting directions provided by their banks, brokers or other nominees.
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FREQUENTLY ASKED QUESTIONS

1.Who is soliciting my proxy?
The Company is soliciting your proxy for the annual meeting of shareholders to be held on Thursday, August 13, 2026, in order to provide you the opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend the virtual meeting. This proxy statement and the 2026 Annual Report, including consolidated financial statements of the Company and its subsidiaries for the fiscal year ended March 31, 2026 and certain prior periods, are first being mailed to shareholders on or around July 6, 2026.

2.Who pays for the solicitation of proxies?
The Company bears the cost of soliciting proxies, and will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to the beneficial owners of stock. The Company may utilize employees to solicit proxies by mail, in person or by telephone.

3.Who is entitled to vote?
You may vote if you owned shares of Pyxus common stock on June 12, 2026, the date established by the Board for determining shareholders entitled to vote at the annual meeting. On that date there were 24,607,791 shares of common stock outstanding and entitled to vote, with each such share having the right to one vote.

4.How do I vote my shares?

Prior to the virtual meeting:

As of the record date, the only shareholder of record of our outstanding common stock was Cede & Co., a nominee for the Depository Trust Company, which holds shares for banks, brokers and other nominees who may in turn hold those shares for the clients who maintain their stock accounts with them. Accordingly, all the outstanding shares of the Company’s common stock are held through banks, brokers or other nominees, including in street name on behalf of beneficial owners who maintain their accounts with these banks, brokers and other nominees. As such, the ability of beneficial owners to vote depends on the voting process of the broker, bank or other nominee through which they respectively hold their shares. Please follow the procedures provided by your bank, broker or other nominee to vote your shares prior to the annual meeting, which procedures may permit voting online or by telephone.

Even if you plan to attend the virtual annual meeting, you are encouraged to vote your shares by proxy prior to the meeting by following the process designated by your broker, bank or other nominee so that your vote will be counted if you later decide not to attend the annual meeting.

During the virtual meeting:

If you want to vote online at the virtual annual meeting, you must have a legal proxy from the broker, bank or other nominee that holds your shares assigning its voting authority to you and obtain the broker, bank or other nominee’s 16-digit control number. Please promptly (and, preferably, at least five days before the annual meeting) contact the broker, bank or other nominee that holds your shares for instructions on how to obtain a legal proxy if you intend to vote online during the virtual annual meeting.

Duly appointed proxyholders that attend the meeting online will be able to vote by entering the 16-digit control number obtained from the proxyholder’s broker, bank or other nominee and completing a ballot online, when called for, during the meeting through the virtual platform.

It is your responsibility to ensure internet connectivity for the duration of the meeting and you should allow ample time to log into the virtual platform before the meeting begins.

5.If I do not obtain a legal proxy, will I still be able to participate in the virtual meeting?
Yes, you may listen to the virtual meeting as a guest and submit questions during the meeting, but you will not be able to vote during the meeting. Guests (including non-registered shareholders who have not duly appointed themselves as proxyholder) can log into the meeting by following the instructions below.

6.Will my shares be voted if I do not follow the instructions for voting from my bank, broker or other nominee holding my shares?
Your shares may be voted even if you do not vote by following the instructions of your bank, broker or other nominee. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares on behalf of their customers on certain “routine” matters if you do not provide the brokerage firm with voting instructions. The ratification of the selection of independent auditors is considered a routine matter for which brokerage firms may vote shares without voting instructions from the customer. The election of director nominees and the advisory vote to approve the compensation of the named executive officers are not considered “routine” under these rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes will not be counted as votes cast on any matter presented for a shareholder vote at the annual meeting. It is important therefore that you provide appropriate voting instructions to your brokerage firm with respect to your vote on these matters.

7.What does it mean if I receive more than one proxy card or instruction form?
It means that you have multiple accounts with banks, brokers or other nominees. Please vote all of your shares.

8.Can I change my vote after voting using the instructions provided by my bank, broker or other nominee holding my shares?
You should contact your bank, broker or other nominee to find out how to change your vote, or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares, you may vote your shares directly by joining the annual meeting via the Internet, entering the 16-digit control number obtained from the proxyholder’s broker, bank or other nominee and voting during the annual meeting.

All signed proxies that have not been revoked will be voted at the meeting.

9.How many votes are needed to hold the meeting?
A quorum of shareholders is necessary to hold a valid meeting. The holders of record as of the June 12, 2026 record date, present (including by proxy) at the meeting, of a majority of the shares entitled to vote constitute a quorum. Once a share is represented for any purpose at the meeting, it is considered present for quorum purposes for the remainder of the meeting. Abstentions and “broker non-votes” will be counted as present in determining the existence of a quorum. A quorum is necessary to conduct business at the annual meeting.

If a quorum is not present, the meeting may be adjourned from time to time without any further notice other than announcement at the meeting.

10.What items of business will be conducted at the meeting?
•The election of seven directors for a one-year term expiring in 2027, each as named below.

•The ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2027.

•The adoption of a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this proxy statement.

•Any other business properly brought before the meeting.

11.How many votes are needed to elect the nominees for director?
The election of each nominee for director requires votes cast in favor of election by a majority of the votes entitled to be cast at the meeting. Because directors are elected by a majority of the votes entitled to be cast (that is, the shares outstanding as of the record date), abstentions and broker non-votes, in addition to votes cast against the election of a director, will have the effect of a vote cast against the election of a director.

Under the Company’s Amended and Restated Articles of Incorporation, the members of the Board of Directors are to be elected to serve terms expiring at the next annual meeting of shareholders and until his or her successor shall be elected and shall qualify. Under Virginia law, if an incumbent director is not re-

elected at the meeting, his or her term of office may be terminated upon a reduction in the size of the Board of Directors.

12.How many votes are needed to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors?
The selection of Deloitte & Touche LLP as the Company’s independent auditors will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.” Abstentions and broker non-votes, if any, will not be included in the vote totals for the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors and, accordingly, will have no impact on the outcome of the vote on this matter.

13.What are the voting choices when casting the advisory vote on the compensation of the Company’s named executive officers and what is the effect of the vote?
When voting on the compensation of the Company’s named executive officers, shareholders may:

•vote in favor of the compensation of the Company’s named executive officers;

•vote against the compensation of the Company’s named executive officers; or

•abstain from voting.

The resolution approving, on an advisory basis, the compensation of the Company’s named executive officers will be adopted if the votes cast “FOR” the resolution exceed the votes cast “AGAINST” the resolution. Abstentions and broker non-votes, if any, will not be included in the vote totals for this matter and, accordingly, will have no impact on the outcome of the vote on this matter. This vote is not binding upon the Company, the Board or the Compensation Committee. Nevertheless, the Compensation Committee values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

14.What are the Board’s recommendations on the matters to be presented for a shareholder vote?
The Board recommends that shareholders vote:

•“FOR” the election as directors of the seven nominees named in this proxy statement;

•“FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2027; and

•“FOR” adoption of a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this proxy statement.

If you return a valid proxy card or respond by telephone or Internet in the manner described above and do not include instructions on how you want to vote, your shares will be voted in accordance with the Board’s recommendations on the matters listed above and in accordance with the discretion of the proxy holders on any other matter that properly comes before the annual meeting.

15.How will proxies be voted on other matters that are properly brought before the meeting?
The Company is not aware of any other business to be presented at the meeting. However, if any other matter is properly brought before the meeting, the proxies received will be voted on those items in accordance with the discretion of the proxy holders.

16.Can I access these proxy materials on the Internet?
This proxy statement and our 2026 Annual Report are available at www.proxyvote.com.

17.Will the directors attend the meeting?
It is Pyxus’ policy that directors attend the annual meetings of shareholders, and we currently expect all our directors to virtually attend the 2026 annual meeting.

18.How do I attend the meeting?
This year our annual shareholders meeting will be held virtually, and there will be no in-person meeting location. The annual shareholders meeting is open to all holders of our common stock as of June 12, 2026. Shareholders will be able to attend and participate in the virtual meeting, including by submitting questions, and, if a shareholder has obtained a legal proxy from its bank, broker or other nominees, voting such shareholders’ shares. To attend and participate in our annual meeting:

•Step 1: Log into the virtual platform at www.virtualshareholdermeeting.com/PYYX2026.

•Step 2: Follow these instructions:

Duly appointed proxyholders: Click “I have a control number” and then enter your unique 16-digit control number obtained from the proxyholder’s broker, bank or other nominee.

Guests: Click “Guest” and then complete the online form. Guests will be able to listen and submit written questions during the meeting but will not be able to vote during the meeting.

Our annual meeting will begin promptly at 10:00 a.m., Eastern Daylight Time, on August 13, 2026. We encourage you to access the virtual platform prior to the start time to familiarize yourself with the virtual platform and ensure that you can hear the streaming audio. You may log into the virtual platform beginning at 9:45 a.m., Eastern Daylight Time, on August 13, 2026.

The virtual annual meeting is supported across different online browsers and devices (desktops, laptops, tablets and cell phones). Please be certain you have the most updated version of the applicable software and plugins. Also, you should ensure that you have an internet connection from wherever you intend to participate in the virtual annual meeting.

If you encounter any difficulties accessing the annual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page. Technical support will be available starting at 9:00 a.m., Eastern Daylight Time, on August 13, 2026.

19.Will shareholders have an opportunity to ask questions at the meeting?
This year’s virtual annual meeting will include questions submitted online both live and in advance.

Shareholders may submit questions relating to annual meeting matters by sending an email to our Investor Relations department at investors@pyxus.com with “2026 Annual Meeting” in the subject line. In addition, live questions may be submitted online beginning shortly before the start of the meeting by typing your question in the “Ask a Question” box in the annual meeting portal, at www.virtualshareholdermeeting.com/PYYX2026 and clicking submit.

There will be two Q&A opportunities at the annual meeting. The first Q&A session will take place before the polls for submission of votes are closed. During this Q&A session, the Company will only address questions pertinent to meeting matters, subject to time constraints. Questions regarding matters not pertinent to the meeting will not be answered at such time. Questions that are substantially similar may be grouped and answered together to avoid repetition.

After voting has concluded, the Company will offer another opportunity to submit questions. The Company will address appropriate questions at such time, subject to time constraints and to the rules of conduct for the annual meeting.

20.Will there be rules for the conduct of the meeting?
In accordance with the Company’s Amended and Restated Bylaws and Virginia corporation law, the Chairperson of our Board of Directors has the right and authority to determine and maintain the rules, regulations and procedures for the conduct of the annual meeting, including, but not limited to, maintaining order and safety, dismissing business not properly submitted, opening and closing the polls for voting and limiting time allowed for discussion of the business at the meeting. Failure to abide by the meeting rules may result in expulsion from the meeting. A copy of the meeting rules will be posted on the annual meeting website.

21.How can I find out the final voting results for the annual meeting?
The Company will publish final voting results in a report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the annual meeting. The Form 8-K will be accessible through the SEC’s website at www.sec.gov and through the Company’s website at www.pyxus.com.

GOVERNANCE OF THE COMPANY

The Board fosters and encourages an environment of strong corporate governance, including disclosure controls and procedures, internal controls, fiscal accountability, high ethical standards and compliance with applicable policies, laws and regulations. Re-examining Company practices and setting new standards is an ongoing process as the area of corporate governance continues to evolve. Therefore, the Board has charged the Environmental, Social, Governance and Nominating Committee (the “ESGN Committee”) to periodically review and recommend appropriate changes to the Board’s governance practices and policies.

Shareholders Agreement

In connection with the resolution of Chapter 11 bankruptcy proceedings involving the Company’s predecessor, on August 24, 2020, the Company entered into a Shareholders Agreement (the “Shareholders Agreement”), among the Company and the investors listed therein, each other beneficial owner of the Company's common stock as of the date of the Shareholders Agreement deemed to be a party thereto pursuant to the Plan of Reorganization and other persons that may from time to time become parties thereto (collectively, the “Investors”). The Shareholders Agreement provides that each of Glendon Capital Management LP (together with its affiliates that are shareholders of the Company, the “Glendon Investor”) and Monarch Alternative Capital LP (together with its affiliates that are shareholders of the Company, the “Monarch Investor”) shall be entitled to nominate two individuals to serve on the seven-member board of directors of the Company so long as it beneficially owns at least 20% of the outstanding shares of the Company's common stock, or one individual to serve as such a director if it beneficially owns fewer than 20% of the outstanding shares but at least 10% of the outstanding shares. The Shareholders Agreement provides that the Investors shall take all necessary action to elect such nominees of each of the Glendon Investor and the Monarch Investor as directors, as well as the election of the chief executive officer of the Company as a director and other individuals qualifying as independent directors to be selected by Investors that beneficially own 5% or more of the outstanding shares of common stock of the Company, as determined by a majority of the shares of the Company's common stock beneficially owned by such Investors. Pursuant to the Shareholders Agreement and the Company's Amended and Restated Articles of Incorporation, the Chairperson of the Board of Directors is to be elected by a majority of (i) those directors designated or nominated by the Glendon Investor (the “Glendon Directors”), provided that, at the time of such designation or nomination, the Glendon Investor’s Investor Percentage Interest (as defined) is at least 10%, and (ii) those directors designated or nominated by the Monarch Investor (the “Monarch Directors”), provided that at the time of such designation or nomination the Monarch Investor’s Investor Percentage Interest (as defined) is at least 10%. If the Glendon Directors and the Monarch Directors together comprise fewer than three directors on the Board of Directors of the Company, or if such directors fail to elect a Chairperson, the Chairperson is to be elected by the Board of Directors of the Company. The Shareholders Agreement also includes provisions for shareholders that are parties thereto to vote for the removal and replacement of the Glendon Directors at the request of the Glendon Investor and the removal and replacement of the Monarch Directors at the request of the Monarch Investor. The Shareholders Agreement and the Company’s Amended and Restated Articles of Incorporation include provisions with respect to the calling of meetings of the Board of Directors of the Company by a Glendon Director or a Monarch Director and membership of committees of the Board of Directors of the Company to include a Glendon Director and a Monarch Director if requested by the Glendon Investor and the Monarch Investor, respectively.

Shareholder Access to Governance Documents

Website

The Company’s governance-related documents are available on its website at www.pyxus.com. Available documents include the Company’s Corporate Governance Guidelines, Code of Business Conduct and charters of the Audit Committee, the Compensation Committee and the ESGN Committee. When changes are made to any of these documents, updated copies are posted on the website as soon as practical thereafter.

Written Request

Copies of the Company’s governance documents are also available, free of charge, by written request addressed to Pyxus International, Inc., Attn: Corporate Secretary, 6001 Hospitality Court, Suite 100, P. O. Box 2009, Morrisville, North Carolina 27560.

Communications to the Board of Directors

Shareholders and interested parties may communicate with the Board of Directors, any committee of the Board, the Lead Independent Director or any individual director, as appropriate. Communications must be made in writing to Pyxus International, Inc., Attn: Corporate Secretary, 6001 Hospitality Court, Suite 100, P. O. Box 2009, Morrisville, North Carolina 27560. The Secretary will determine in his good faith judgment which communications to relay to the applicable directors.

See the paragraphs entitled “Shareholder Nominations – 2027 Annual Meeting” and “Shareholder Proposals – 2027 Annual Meeting,” for guidelines specific to those types of communications with the Board.

Code of Business Conduct

Pyxus maintains a Code of Business Conduct that clearly defines the Company’s expectations for legal and ethical behavior on the part of every Pyxus director, officer, employee and agent. The Code of Business Conduct also governs Pyxus’ principal executive officer, principal financial officer and principal accounting officer. It is designed to deter wrongdoing and promote honest and ethical business conduct in all aspects of the Company’s affairs. Any waiver of the Code of Business Conduct for any director or executive officer would require approval by the Board of Directors and would be disclosed promptly thereafter to shareholders via the Company’s website, www.pyxus.com.

Corporate Governance Guidelines

The Pyxus Corporate Governance Guidelines, in conjunction with the charters of key Board committees, inform shareholders, employees, customers and other constituents of the Board’s principles as a governing body. The Guidelines are reviewed at least annually by the Board.

Determination of Independence of Directors

The Company’s common stock is traded on the OTCID Basic Market, which does not require that certain of the Company’s directors qualify as independent or establish a standard for the determination of a director’s independence. The Board of Directors of the Company has determined to apply the independence standards under the rules of the New York Stock Exchange in evaluating the independence of directors. For a director to be deemed “independent,” the Board must affirmatively determine that the director has no material relationship with Pyxus either directly or as a partner, shareholder or officer of an organization that has a relationship with Pyxus. In making this determination, the Board applies the following standards:

•A director who is an employee, or whose immediate family member is an executive officer of Pyxus, is not independent until at least three years after the end of such employment relationship. Employment as an interim Chairperson or Chief Executive Officer will not disqualify a director from being considered independent following such employment.

•A director who receives (or whose immediate family member receives) more than $120,000 per year in direct compensation from Pyxus is not independent until at least three years after he or she ceases to receive more than $120,000 per year in such compensation (excluding director and committee fees and pensions or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairperson or Chief Executive Officer will not count toward the $120,000 limitation.

•A director who is a current partner or employee of (or whose immediate family member is a current partner of) Pyxus’ internal or external auditor is not independent.

•A director who has an immediate family member who is an employee of Pyxus’ internal or external auditor and who personally works on the Company’s current audit is not independent.

•A director who (or whose immediate family member) was within the past three years a partner or employee of Pyxus’ internal or external auditor and personally worked on the Company’s audit during that time is not independent.

•A director who is employed (or whose immediate family member is employed) as an executive officer of another company where any of Pyxus’ present executives serve on that company’s compensation committee is not independent until at least three years after the end of such service or employment relationship.

•A director who is an employee (or whose immediate family member is an executive officer) of a company that makes payments to, or receives payments from, Pyxus for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues is not independent until at least three years after falling below such threshold.

Board Leadership Structure

The Company’s Amended and Restated Articles of Incorporation provide that the Chairperson of the Board of Directors shall be elected by a majority of the Glendon Directors and the Monarch Directors, each acting in his or her sole discretion; provided, that if the number of Glendon Directors plus the number of Monarch Directors is fewer than three or if no such majority can be reached, then the Chairperson of the Board of Directors is to be elected by a majority of the directors then in office. Since the number of Glendon Directors plus the number of Monarch Directors is fewer than three, the Board is authorized to designate a Chairperson of the Board from its membership. The Chairperson is authorized to preside at all meetings of the shareholders and the Board of Directors and has such other powers as may be conferred upon him or her by the Board. The Board’s decision to either separate the position of Chairperson and the office of Chief Executive Officer, or to have the same individual serve in both capacities, is based on then-current circumstances. At present, the Chief Executive Officer also serves as Chairperson. The Board believes that the unified position of Chairperson and Chief Executive Officer currently serves the Company well because the Chief Executive Officer’s expertise and proximity to the daily affairs of the Company enhances the Board’s oversight function and facilitates open and timely communication between the Board and management; however, the Board recognizes that there may be circumstances that would lead it to conclude that these positions should be separated and believes that it is in the best interests of the Company for the Board to, from time to time, examine whether these positions should be separated.

The Company’s Corporate Governance Guidelines provide the Board shall appoint a Lead Independent Director and, if the Chairperson is an independent director, the Chairperson may also be appointed to serve as Lead Independent Director. The role of the Lead Independent Director is to: preside at all executive sessions of the Board; act as the liaison between the non-employee directors, the Chairperson and the Chief Executive Officer; and consult with the Chairperson and the Chief Executive Officer on Board agendas as necessary. There is no mandatory rotation or term limit associated with the role of Lead Independent Director. Robert D. George currently serves as Lead Independent Director.

The Company’s Corporate Governance Guidelines provide that if the Chairperson also serves as Chief Executive Officer, Board members should raise any issues regarding the performance or compensation of the Chief Executive Officer with the Chair of the Compensation Committee and all other issues should be raised with the Lead Independent Director.

The Board’s Role in Risk Oversight

Our Company faces a variety of risks, including credit, liquidity, operational, regulatory, environmental and others regularly disclosed in our public filings. The Board believes that an effective risk management system is necessary to (1) identify material risks that the Company faces, (2) communicate necessary information with respect to such risks to senior management and, as appropriate, the Board or its committees, (3) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (4) integrate risk management into the Company’s decision making.

The Board has delegated to the Audit Committee the primary responsibility for overseeing risk management. The Audit Committee is comprised solely of non-employee directors and, pursuant to its charter, periodically discusses policies with management with respect to risk assessment and risk management and assesses the steps management has taken to minimize such risks to the Company. The Audit Committee makes periodic reports to the Board regarding the Company’s risks and regarding its analyses and conclusions as to the adequacy of the Company’s risk management processes.

The Board encourages management to promote a culture that incorporates risk management into our Company’s strategy and business operations. The Company maintains an active Compliance Program; at least quarterly, the Company’s Global Disclosure Committee conducts a thorough and detailed review of risks, including potential risks, which are systematically reported and tracked through resolution; and, finally, the Company’s senior management actively oversees the processes by which risk assessment and risk management are undertaken.

Nominating Process

As stated in the charter, it is the responsibility of the ESGN Committee to identify and evaluate candidates to serve on the Board. The ESGN Committee reviews the qualifications of incumbent directors and reviews potential conflicts of current and prospective Board members. Candidates for prospective membership on the Board may be identified through a variety of means, including professional or personal contacts of directors, shareholder recommendations or a third-party firm engaged in the recruitment of directors. The ESGN Committee may, but is not required to, engage the services of a third party to assist in the recruitment of directors, as necessary.

Candidates are assessed by the ESGN Committee in view of the responsibilities and qualifications set forth in the Corporate Governance Guidelines. Candidate assessment begins with a review of the candidate’s background, education, experience and other qualifications. Qualified candidates not then serving on the Board will meet, either individually or collectively, with the Chairperson of the Board, the Chair of the ESGN Committee and other directors, as appropriate, prior to being recommended for election to the Board. An invitation to join the Board of Directors is extended only after a candidate’s qualifications have been reviewed by the ESGN Committee, the ESGN Committee has recommended the candidate to the Board for approval and the Board has approved the candidate’s election by a majority vote. Invitations are extended on behalf of the Board by the Chairperson or, in the absence of the Chairperson, by a director as designated by the Board.

The ESGN Committee will consider candidates for director who are recommended by shareholders. Shareholders who wish to suggest a candidate for nomination should send a written statement addressed to Pyxus International, Inc., Attn: Corporate Secretary, 6001 Hospitality Court, Suite 100, P. O. Box 2009, Morrisville, North Carolina 27560. See the paragraph entitled “Shareholder Nominations - 2027 Annual Meeting” for guidelines specific to such communications.

Director Conflicts of Interest

The Pyxus Corporate Governance Guidelines provide that if an actual or potential conflict of interest arises for a director, the director is required to promptly inform the Chief Executive Officer and Chairperson of the Board. The Corporate Governance Guidelines call for all directors to recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Shareholder Nominations – 2027 Annual Meeting

Any shareholder entitled to vote in the election of directors generally may nominate at a meeting one or more persons for election as a director if written notice of such nomination or nominations is delivered or mailed to the Corporate Secretary in accordance with the Company’s Bylaws, which state that such notification must include:

•the name, age and address of each proposed nominee;

•the principal occupation of each proposed nominee;

•the nominee’s qualifications to serve as a director;

•the name and address of the notifying shareholder;

•the number of shares owned by the notifying shareholder;

•a description of agreements or arrangements between the notifying shareholder and any other person(s) in connection with director nominations;

•a description of agreements or arrangements entered into by the notifying shareholder with the intent to mitigate loss, manage risk or benefit from changes in the stock price or increase or decrease the voting power of the notifying shareholder; and

•a representation that the notifying shareholder is a holder of record of shares of capital stock entitled to vote at the meeting and intends to appear at the meeting (including by proxy) to make the nomination(s).

As required by the Company’s Bylaws, nominations for the 2027 annual meeting must be received by the Secretary of the Company not later than April 15, 2027. The notice must be updated following the later of the record date or the first public announcement of the record date for the meeting to reflect changes to certain of this information. The Secretary will deliver all such notices to the Board, which will consider such candidates. The Board of Directors shall determine whether such candidate should be nominated for election as a director.

Shareholder Proposals – 2027 Annual Meeting

To be considered for inclusion in the Company’s proxy statement for the 2027 annual meeting, shareholder proposals must be submitted in writing to the Secretary of the Company by March 8, 2027, and must be submitted in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Pursuant to the Bylaws of the Company, for any business to be brought before the 2027 annual meeting by a shareholder, the proposal must be received by the Secretary of the Company not later than April 15, 2027. As to each matter the shareholder proposes to bring before the 2027 annual meeting, the notice must include:

•a brief description of the business desired to be brought before the 2027 annual meeting and the reasons for conducting such business at the 2027 annual meeting;

•the name and record address of the shareholder proposing the business;

•the number of shares beneficially owned by the shareholder;

•any material interest the shareholder has in such business;

•a description of agreements or arrangements between the notifying shareholder and any other person(s) in connection with the proposal of business;

•a description of agreements or arrangements entered into by the notifying shareholder with the intent to mitigate loss, manage risk or benefit from changes in the stock price or increase or decrease the voting power of the shareholder; and

•a representation that the notifying shareholder is a holder of record of shares of capital stock entitled to vote at the meeting and intends to appear at the meeting (including by proxy) to propose the business.

The notice must be updated following the later of the record date or the first public announcement of the record date for the meeting to reflect changes to certain of this information.

BOARD OF DIRECTORS

PROPOSAL ONE
ELECTION OF DIRECTORS
(Item 1 on the proxy card)

The Company’s Amended and Restated Articles of Incorporation provide that the number of directors of the Company shall be seven or such other number as the Board of Directors may from time to time determine and that the members of the Board of Directors are to be elected to serve terms expiring at the next annual meeting of shareholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. The Board of Directors is currently composed of seven members. The Board of Directors has nominated each of the following individuals for election as directors at the 2026 annual meeting: John S. Alphin, Jamie J. Ashton, Patrick J. Bartels, Jr., Robert D. George, Cynthia P. Moehring, J. Pieter Sikkel and Richard J.C. Topping. All the nominees are incumbent directors and have consented to continue to serve if elected at the 2026 annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

Director Biographies

John S. Alphin (age 52)
Director since January 2023

Executive Director of Reliant Ag Solutions, LLC, a wholesale manufacturer of agricultural products and a subsidiary of Coastal AgroBusiness, Inc., since September 2025. Mr. Alphin previously served as Founder and Principal of JSAlphinConsulting LLC, a strategy and operational consulting firm serving small to mid-sized businesses, from July 2022 to September 2025, and as President of Alphin Insurance, LLC, a retail insurance agency, from March 2024 to June 2025. Prior thereto, Mr. Alphin had a 24-year career with British American Tobacco, a manufacturer of consumer nicotine products, where he most recently served as Head of Global Leaf Sourcing from September 2015 through December 2021. During his time at British American Tobacco, Mr. Alphin held several senior positions at the company, including Brazil Head of Agri-Exports and Head of Global Supplier Management.

With more than twenty years’ experience with a global cigarette manufacturer, including as head of global sourcing and supply chain, Mr. Alphin provides the Board with key insights into aspects of the tobacco and agricultural industries particularly relevant to Pyxus, and expertise in strategy and business development, generation of sales and operational efficiencies, navigation of complex global supply chains, and implementation of robust sustainability programs.

Jamie J. Ashton (age 34)
Director since October 2022

Principal, Glendon Capital Management LP, a registered investment advisor, since February 2024. Previously, Mr. Ashton served as a Senior Vice President at Glendon from December 2021 to February 2024, as a Vice President from December 2020 to December 2021, and as an Associate from August 2018 to December 2020. Prior to joining Glendon, Mr. Ashton served as an investment analyst at Invus Financial Advisors LLC from December 2016 to August 2018, and prior thereto, as a Business Analyst at McKinsey & Company.

Mr. Ashton brings to the Board significant financial analytical skills and insights developed from his current and past employment experience in financial consulting and investment management.

Patrick J. Bartels, Jr. (age 50)
Director since January 2023

Founder and Managing Member of Redan Advisors LLC, a firm providing fiduciary and strategic planning advisory services for domestic and international public and private business entities. Prior thereto, Mr. Bartels served as a Managing Principal at Monarch Alternative Capital LP, a New York-based investment firm, from April 2002 to November 2018. Mr. Bartels currently serves on the board of directors of FAT Brands, Inc. and its subsidiary, Twin Hospitality Group Inc., Millrose Properties, Inc. and Nine Energy Service, Inc., and within the last five years has been a director of Agile Thought Inc., Arch Resources, Inc., Douglas Elliman Inc., Hexion Inc., Libbey Inc., Marblegate Acquisition Corp., Monitronics International, Inc. (d/b/a Brinks Home Security), Noble Corporation, Trinity Place Holdings Inc., and View, Inc.

Mr. Bartels brings to the Board more than twenty years of experience in the financial sector, including as a director on numerous public and private boards, with experience in corporate governance, finance, capital markets, and mergers and acquisitions.

Robert D. George (age 70)
Director since October 2020

Retired since September 2018. During his 21-year career with Esterline Technologies Corporation, an international aerospace/ defense manufacturer, Mr. George served in numerous senior roles, including Special Advisor from March 2018 to August 2018, Executive Vice President - Chief Financial Officer/Business Development and Secretary from June 2011 through March 2018, Vice President - Chief Financial Officer/Treasurer & Secretary from June 1999 to June 2011, and Vice President - Treasurer/Corporate Controller from June 1997 to June 1999. Mr. George currently serves on the board of directors of Advanced Integration Technology LP, and Treality SVS LLC (Treality Simulation Visual Systems). Within the last five years, Mr. George served as a director of Volato, Inc. and on the board of trustees of Horizon House.

Mr. George brings extensive financial, accounting and operational experience in public, private and private-equity-backed diversified industrial businesses, including as the Chief Financial Officer of a publicly traded corporation.

Cynthia P. Moehring (age 60)
Director since October 2020

Founder and Executive Chair of the Business Integrity Leadership Initiative of the University of Arkansas - Sam M. Walton College of Business, since November 2019, and Founder and Principal of CP Moehring Advisory, LLC, a leadership, strategic planning, governance and risk management consulting firm, since September 2019.  Ms. Moehring also currently serves on the board of directors for Church Mutual Insurance Company. Previously, Ms. Moehring served as Senior Vice President, US Chief Ethics and Compliance Officer of Walmart, Inc. from March 2015 to June 2019, and during her 20-year career at Walmart held various senior roles, including Senior Vice President - Global Chief Ethics Officer, Vice President - Chief Ethics Officer, and Associate General Counsel. Ms. Moehring also previously served on the board of advisors of Ethena, Inc. and Vigilance Risk Solutions Inc. d/b/a CommSafe AI.

Ms. Moehring brings to the Board broad experience in many areas, including more than thirty years of public and private company experience in leadership, strategic planning, legal, ethics, compliance, corporate governance, mergers and acquisitions, and corporate finance.

J. Pieter Sikkel (age 62)
Director since August 2020

President and Chief Executive Officer of the Company commencing in August 2020. Mr. Sikkel has served as President and Chief Executive Officer of Old Pyxus (as defined below) from March 1, 2013, having previously served as President of Old Pyxus from December 14, 2010 through February 28, 2013, as Executive Vice President – Business Strategy and Relationship Management of Old Pyxus from April 2007 through December 13, 2010, and as Regional Director of Asia of Old Pyxus from May 2005 until April 2007. Employed by Standard Commercial from January 1983 until May 2005, serving as Regional Director of Asia from March 1999 until May 2005, Country

Manager of China from June 1991 until March 1999, and prior thereto in various positions in South Korea, the Philippines and Thailand. Mr. Sikkel served as a director of the Company’s predecessor, Old Holdco, Inc., which was formerly known as Pyxus International, Inc. (“Old Pyxus”) from 2011 through August 24, 2020, when Old Pyxus ceased to be a public reporting company. On June 15, 2020, Old Pyxus and certain of its subsidiaries filed voluntary petitions (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code to implement a prepackaged Chapter 11 plan of reorganization to effectuate a financial restructuring (the “Restructuring”). The plan of reorganization (the “Plan of Reorganization”) confirmed in the Chapter 11 Cases became effective on August 24, 2020 and pursuant to which the business, assets and operations of Old Pyxus were vested in the Company.

Mr. Sikkel, as the Company’s President and Chief Executive Officer, provides our Board with specific knowledge of our businesses, our people, our challenges and our prospects based on his active involvement in and deep understanding of our Company’s operations and markets, as well as insights into the leaf tobacco business developed over his 40-year career with the Company and its predecessors.

Richard J.C. Topping (age 63)
Director since October 2020
Retired since June 2018.  Vice President – Global Leaf Sourcing - Global Supply Chain/Global Leaf of Japan Tobacco International S.A., a manufacturer of consumer tobacco products, from July 2016 through June 2018. Prior thereto, Mr. Topping held various senior roles at Japan Tobacco International and predecessor companies, including Vice President - Global Leaf Sourcing, Vice President - Global Leaf Commercial, Vice President – Global Leaf Procurement – Leaf Supply Strategy, and General Manager – Leaf for Gallaher UK PLC from March 2004 through September 2007.

Mr. Topping’s four decades of experience in the tobacco industry, including in a variety of global leadership positions throughout the supply chain, provide the Board with valuable insights into the tobacco industry from both the leaf merchant and cigarette manufacturer perspective, including with respect to leaf sourcing and procurement strategies, logistics, operations and sales throughout North and South America, Europe, Asia and Africa.

Board Committees and Membership

The Board has the following standing committees: Audit Committee, Compensation Committee and ESGN Committee. Each of these committees operates under a charter approved by the Board. Such charters, containing descriptions of the committees’ responsibilities, are available on our website, www.pyxus.com. The following table indicates the current membership of, and number of meetings held during fiscal year 2026 by, each standing committee of the Board.

Committee Membership
	Audit Committee	Compensation Committee	ESGN Committee
Mr. Alphin			X
Mr. Ashton	X	X
Mr. Bartels	X	Chair
Mr. George	Chair
Ms. Moehring		X	Chair
Mr. Sikkel
Mr. Topping		X	X
No. of Meetings Held in FY2026	8	4	4

All members of the Audit Committee, the Compensation Committee and the ESGN Committee are non-employee directors. Because the Company’s common stock is not listed for trading on a national securities exchange or an inter-dealer quotation system that has requirements for the independence of directors, members of the Audit Committee, Compensation Committee and the ESGN Committee are not required to be independent directors. Mr. Ashton and Mr. Bartels, who the Board of Directors has not determined to be independent using the definition under the rules of the New York Stock Exchange, serve on the Audit Committee and the Compensation Committee. The

Company’s Amended and Restated Articles of Incorporation provide that the membership of committees of the Board of Directors of the Company include a Glendon Director and a Monarch Director if requested by the Glendon Investor and the Monarch Investor, respectively. Each of Mr. Ashton and Mr. Bartels was first elected as a director by the Board of Directors to fill a vacancy on the Board of Directors and were identified to the ESGN Committee and the Board by the Glendon Investor and the Monarch Investor, respectively. The Board believes that Mr. Ashton and Mr. Bartels’ service on these committees is appropriate in light of the provisions of the Company’s Amended and Restated Articles of Incorporation.

The Audit Committee currently consists of Mr. George (Chair), Mr. Ashton and Mr. Bartels. This committee’s principal responsibilities include overseeing accounting policies, auditing and reporting practices; selecting, overseeing, evaluating, compensating and replacing independent auditors; overseeing the internal audit function; evaluating the adequacy and effectiveness of internal controls and risk management policies; overseeing compliance with legal and regulatory requirements; providing for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters; and preparing a committee report for inclusion in the annual proxy statement.

The Board has determined that each member of the Audit Committee is financially literate as that term is interpreted by the Board in its business judgment. The Board has further determined that Mr. George and Mr. Bartels each meet the requirements of an audit committee financial expert, as that term is defined by the SEC in Item 407 of Regulation S-K.

The Compensation Committee currently consists of Mr. Bartels (Chair), Mr. Ashton, Ms. Moehring and Mr. Topping. This committee’s principal responsibilities include annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation; evaluating the Chief Executive Officer’s performance in light of established goals and objectives; recommending to the Board, for determination and approval by the Board, the Chief Executive Officer’s compensation level based on such evaluation; evaluating and approving total compensation, compensation plans, policies and programs for the Company’s other officers and key executives; reviewing non-employee director compensation in relation to peer group and competitors and recommending to the Board any changes in the remuneration of directors; and administering the Company’s compensation plans, including equity compensation plans, as designated by the Board.

Under its charter, the Compensation Committee is responsible for selecting and retaining its advisors. The Compensation Committee has retained Lyons, Benenson & Company Inc. (the “Consultant”), as its independent third-party advisor to provide advice, research, evaluation and design services related to executive compensation and advice, research, evaluation and design services related to Board of Directors’ compensation. During the fiscal year ended March 31, 2026, the Consultant did not provide services to the Company other than the executive compensation and board compensation consulting services. The Consultant reports directly to the Compensation Committee. In addition, the Company’s Chief Executive Officer makes recommendations to the Compensation Committee for the base salary and incentive compensation opportunities of the Company’s executive officers other than himself.

The ESGN Committee currently consists of Ms. Moehring (Chair), Mr. Alphin and Mr. Topping. This committee’s principal responsibilities include monitoring the Company’s strategy regarding, and management of, issues relating to good corporate citizenship, environmental sustainability, human rights and labor practices, health and safety and other emerging social issues (collectively, “Corporate Social Responsibility Issues”); reviewing global regulatory and public policy issues affecting the Company and the Company’s positions thereon; monitoring the Company’s relationships with key stakeholders; monitoring plans for the production, and review, of the Company’s Sustainability Report and related issue-specific reports; reviewing the Company’s progress against key sustainability goals, targets and commitments; reviewing and making recommendations to the Board regarding shareholder proposals relating to Corporate Social Responsibility Issues; reviewing and recommending to the Board Corporate Governance Guidelines; analyzing the structure, size and composition of the Board; developing and monitoring director selection criteria; identifying, recruiting, evaluating and recommending to the Board qualified nominees for election to the Board of Directors; recommending to the Board directors to serve as Chairperson, Lead Independent Director, committee chairs and committee members; periodically reviewing the independence of directors and the conduct of meetings of the Board and its committees; overseeing the adoption and periodic review of committee charters; providing for Board and committee self-evaluations; reporting to the Board its conclusions regarding the

Board’s effectiveness and performance; and reporting to the Board on the executive development and succession programs of executive and operational officers.
Director Qualifications

The Company’s Corporate Governance Guidelines provides that the Board seeks members having diverse professional backgrounds who combine a broad spectrum of experience and expertise and possess a reputation for the highest personal and professional ethics, integrity, and values. The ESGN Committee is responsible for identifying specific skills and characteristics that may be sought in light of the current make-up of the Board and its anticipated needs going forward. Factors that the ESGN Committee may consider are: international business experience; the ability to actively participate in and contribute to the deliberations of the Board; the capacity and desire to represent the balanced, best interests of the shareholders; the ability to exercise independent judgment and decision making; the time available to devote to the responsibilities of a director; and the Board’s appropriate diversity of backgrounds and personal and professional experience. The Board believes that continuity of knowledge of the Company and experience gained through service on the Board are important to a director’s service on the Board. Determination of whether an individual meets these qualifications is made in the business judgment of the ESGN Committee and the Board.

The Company believes that the Board meets the foregoing criteria and that, additionally, its members as a whole encompass a range of talent, skill, diversity and expertise enabling it to provide sound guidance with respect to the Company’s operations and interests. Potential candidates for membership on the Company’s Board are reviewed in the context of the current composition of the Board and the evolving needs of the Company.

The Board believes that each of the nominees has certain key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of background, experience and thought; and the commitment to devote significant time and energy to service on the Board and its committees. Consideration of the specific experiences, qualifications and skills of the directors as listed in their biographies above, as well as the common attributes listed in this paragraph, led to the conclusion that each of the nominees and continuing directors should serve as a director of the Company.

Independence

The Board has determined that each of the nominees is independent, as that term is defined under the rules of the New York Stock Exchange, other than Mr. Sikkel, Mr. Ashton and Mr. Bartels.

Board Meetings

Pyxus’ non-employee directors meet regularly in executive session. In accordance with Pyxus’ Corporate Governance Guidelines, the Lead Independent Director presides at executive sessions of non-employee directors. Robert D. George currently serves as Lead Independent Director.

In the fiscal year ended March 31, 2026, the Company’s Board of Directors held six meetings. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees on which he or she served during his or her term of service. All the current directors virtually attended the 2025 annual meeting of shareholders.

Compensation of Directors

Directors who are employees of the Company are not compensated for their services as director. The following table represents the fiscal year 2026 compensation for all individuals who served as directors of the Company other than Mr. Sikkel. Compensation information for Mr. Sikkel is disclosed herein under the section entitled “Executive Compensation—Summary Compensation Table.”

Pyxus International, Inc. Director Compensation
Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
John S. Alphin	$125,000	$27,522	$152,522
Jamie J. Ashton (3)(4)	$260,000	$—	$260,000
Patrick J. Bartels, Jr.	$150,000	$27,522	$177,522
Robert D. George	$150,000	$27,522	$177,522
Cynthia P. Moehring	$150,000	$27,522	$177,522
Richard J.C. Topping	$135,000	$27,522	$162,522
(1) Non-employee directors received fees, paid quarterly (prorated for periods of partial service), based on the following annual retainer schedule for service on the Board and the standing committees:

Type of Service		Annual Retainer
Board Member		$115,000
Audit Committee Chair	+	$35,000
Other Committee Chair	+	$25,000
Committee Member (Non-Chair)	+	$10,000
(2) The Board of Directors has adopted a policy for awarding annual equity grants to each non-employee director (other than non-employee directors who are employed by Glendon Capital Management LP or Monarch Alternative Capital LP) equating to $125,000 in value, with the per share valuation of the Company’s common stock to be used for the grants to be determined by a third party engaged by the Compensation Committee. In the fiscal year ended March 31, 2026, such directors were awarded restricted stock units equating to $125,000 in value based on the per share price of $11.40. Awards granted in the fiscal year ended March 31, 2026 are payable in shares of the Company’s common stock. The awards are subject to vesting based on the director’s continued service as a director through the date of the next succeeding annual meeting of shareholders (with the amount prorated for the period of service during a portion of that period). Vesting of the awards is further contingent upon the earliest to occur of: (i) March 31, 2031; or (ii) the occurrence of specified corporate events (the “Vesting Condition”). The Vesting Condition has not been satisfied as of the date of this proxy statement. The amounts presented are the “grant date fair value” of these awards under FASB ASC Topic 718 for financial reporting purposes, except that the reported value does not reflect any adjustments for risk of forfeiture. As of March 31, 2026, in the aggregate, Mr. Alphin and Mr. Bartels each have stock awards for 39,640 shares outstanding and Mr. George, Ms. Moehring and Mr. Topping each have stock awards for 61,750 shares outstanding.
(3) The Board of Directors has adopted a policy providing that, in lieu of awarding equity grants to non-employee directors who are employed by Glendon Capital Management LP or Monarch Alternative Capital LP, such directors receive an annual cash compensation award, with the award to vest subject to their continued service as a director through the date of the next succeeding annual meeting of shareholders (with the amount prorated for the period of service during a portion of that period) and satisfaction of the Vesting Condition. The amounts presented in the table for Mr. Ashton include the full $125,000 of this award even though the payment of this amount is subject to satisfaction of the Vesting Condition, which has not been satisfied as of the date of this proxy statement.
(4) Fees earned by Mr. Ashton were, at his request, paid directly to Glendon Capital Management LP.

OWNERSHIP OF EQUITY SECURITIES

Stock Ownership of Management
The following table provides information as of May 1, 2026, with respect to the direct and indirect ownership of common stock by (1) each director; (2) each of the Company’s named executive officers; and (3) all directors and executive officers of the Company as a group. On May 1, 2026, there were 24,607,791 shares of Pyxus common stock outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

John S. Alphin	—	—
Jamie J. Ashton	—	—
Patrick J. Bartels, Jr.	—	—
Scott A. Burmeister	—	—
Robert D. George	—	—
Cynthia P. Moehring	—	—
J. Pieter Sikkel	—	—
Dustin L. Styons	—	—
Richard J.C. Topping	—	—

Executive Officers and Directors as a Group (11 people total)	—	—
Policies Prohibiting Hedging and Pledging Activities

The Company has adopted policies prohibiting directors and executive officers from engaging in any hedging or monetization transactions with respect to the Company’s securities, including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities. In addition, the Company has adopted policies prohibiting directors and executive officers from pledging any Company stock, including without limitation, through the holding of the Company’s securities in margin accounts.

Stock Ownership of Certain Beneficial Owners

The following table sets forth the only persons known to the Company to be the beneficial owners of more than five percent of the outstanding shares of common stock of the Company as of the dates set forth in the footnotes to the table.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class (1)

Glendon Capital Management, L.P., et al. (2) 2425 Olympic Blvd., Suite 500E Santa Monica, California 90404	8,315,159	33.79%
Monarch Alternative Capital LP, et al. (3) 535 Madison Avenue New York, New York 10022	6,125,071	24.89%
Owl Creek Asset Management, L.P., et al. (4) 640 Fifth Avenue, 20th Floor New York, New York 10019	3,865,355	15.71%
__________

(1)	All percentages are based on 24,607,791 shares of our common stock outstanding on May 1, 2026.
(2)	Based solely on a Schedule 13D/A jointly filed on June 13, 2024 by Glendon Capital Management, L.P. (“GCM”), Holly Kim Olson, Glendon Opportunities Fund, L.P. (“G1”) and Glendon Opportunities Fund II, L.P. (“G2”) which reported beneficial ownership as of June 11, 2024 and indicated that GCM has the power to direct the voting and disposition of the shares of the Company’s common stock held directly by G1, G2, and certain other advisory clients of GCM that hold less than five percent of the outstanding shares of the Company’s common stock, that the business address of G1 is Maples Corporate Services Limited, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and the business address of G2 is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Rd, George Town, Grand Cayman, KY1-9008, Cayman Islands, that GCM has the sole power to vote and the sole power to dispose or direct the disposition of 8,315,159 shares, that G1 has the sole power to vote and the sole power to dispose or direct the disposition of 3,527,847 shares, and that G2 has the sole power to vote and the sole power to dispose or direct the disposition of 3,708,935 shares.
(3)	Based solely on a Schedule 13D/A jointly filed by Monarch Alternative Capital LP (“MAC”), MDRA GP LP (“MDRA GP”) and Monarch GP LLC (“Monarch GP”) on March 25, 2024 reporting beneficial ownership as of March 21, 2024 and a Form 4 jointly filed by MAC, MDRA GP and Monarch GP on February 23, 2023. Such Form 4 reports that MAC is an investment advisor to certain funds (such funds collectively, the “Monarch Funds”), with respect to the shares of the Company’s common stock beneficially owned by it by virtue of the authority granted to it by the Monarch Funds to vote and dispose of the securities held by such Monarch Funds; that MDRA GP is the general partner of MAC, that Monarch GP is the general partner of MDRA GP, and that each of MAC, MDRA GP and Monarch GP share the power to vote and the power to dispose of such shares. Such Form 4 lists the Monarch Funds and the shares of our common stock beneficially owned by each as follows: Monarch Debt Recovery Master Fund Ltd, 2,985,982 shares; Monarch Capital Master Partners V LP, 265,261 shares; Monarch Capital Master Partners IV LP, 1,897,178 shares; and Monarch Special Opportunities Master Fund Ltd, 976,650 shares.
(4)	Based solely on a Schedule 13G/A jointly filed by Owl Creek Asset Management, L.P. (the “Owl Creek Investment Manager”) and Jeffrey A. Altman on September 3, 2024 reporting beneficial ownership as of August 31, 2024. Such Schedule 13G/A reports that it was filed by Owl Creek Investment Manager to report beneficial ownership of shares of the Company’s common stock held directly by certain funds for which Owl Creek Investment Manager serves as the investment manager, and by Mr. Altman as managing member of the general partner of the Owl Creek Investment Manager. The Schedule 13G/A reports that each of Owl Creek Investment Manager and Mr. Altman has sole voting and dispositive power over all such shares.

Delinquent Section 16(a) Reports

Based on a review of Section 16(a) reports filed with the SEC for the fiscal year ended March 31, 2026, all reports for the Company’s executive officers and directors that were required to be filed under Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis, other than a late Form 3 filed by Christopher G. Meredith due to a delay in obtaining the government-issued electronic filing codes necessary to submit such report.

RELATED PARTY TRANSACTIONS

Aggregate Interest Paid to Affiliated Investors

Certain funds managed by Glendon Capital Management LP, Monarch Alternative Capital LP, and Owl Creek Investment Management L.P. (the “Investor-Affiliated Funds”) hold debt instruments and loans issued by Pyxus Holdings and guaranteed by Pyxus and certain of its subsidiaries. Interest expense accrued by the Company and its subsidiaries in the fiscal year ended March 31, 2026 with respect to such debt instruments and loans held by the Investor-Affiliated Funds was an aggregate of approximately $21.5 million.

Other Related Party Transactions

Mr. Sikkel’s adult daughter, Kimberly Sikkel, is employed by the Company as Project Manager. Ms. Sikkel’s total compensation in the fiscal year ended March 31, 2026, consisting of salary, annual bonus, recognition bonus, employer 401k plan contribution and premiums on employer-paid life insurance, was $197,203. Mr. Sikkel is not involved in setting the terms of Ms. Sikkel’s compensation or in supervising or directing the supervision of her activities as an employee.

AUDIT MATTERS

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee including, but not limited to, the standards under Public Company Accounting Oversight Board Rule 3526, and the Audit Committee has discussed any items required to be communicated to it by the independent auditors in accordance with regulations promulgated by the SEC and the Public Company Accounting Oversight Board and standards established by the American Institute of Certified Public Accountants and the Independence Standards Board.

The Audit Committee has received from the independent auditors a letter describing any relationships with the Company that may bear on their independence and has discussed with the independent auditors the auditors’ independence from the Company and its management. As part of this process, the Audit Committee has reviewed the audit fees of the independent auditors. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent auditors from performing specified services that might impair their independence as well as compliance with the Company’s and the Audit Committee’s policies. The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2026 for filing with the SEC.

Audit Committee
Robert D. George, Chair	Jamie J. Ashton	Patrick J. Bartels, Jr.

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent auditors. These services include audit services, audit-related services, tax services and other services. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engagement.

The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such pre-approvals at the next scheduled Audit Committee meeting.

Independent Auditors

Deloitte & Touche LLP (“Deloitte & Touche”), audited the Company’s financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2026; and, as more fully described below in Proposal Two, has been selected by the Audit Committee to serve as Pyxus’ independent auditors for the fiscal year ending March 31, 2027. Deloitte & Touche has served as the independent auditors of the Company (including its predecessor, Old Pyxus) since 2006.

Audit and Non-Audit Fees

Set forth below are the fees billed by Deloitte & Touche in connection with services rendered to the Company during the fiscal years ended March 31, 2025 and March 31, 2026:

	FY2025	FY2026
Audit Fees(1)	$3,236,117	$3,363,819
Audit-Related Fees(2)	$9,093	$9,000
Tax Fees(3)	$217,097	$194,209
All Other Fees(4)	$—	$—
Total	$3,462,307	$3,567,028

(1) Audit Fees. Audit Fees consist of professional services rendered in the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as comfort letters, statutory audits, attest services, consents and assistance with reporting requirements.
(2) Audit-Related Fees. Audit-Related Fees consist of assurance, attestation and other related services performed by the independent auditor that are reasonably related to the performance of the audit or review of financial statements and may include, among others, employee benefit plan audits, due diligence related to mergers and acquisitions, internal control reviews and consultation regarding financial accounting and reporting standards.
(3) Tax Fees. Tax Fees consist of services performed by the independent auditor for tax compliance, tax planning and tax advice.
(4) All Other Fees. There were no fees billed or services rendered by Deloitte & Touche during fiscal years 2025 or 2026 other than those described above.

PROPOSAL TWO
RATIFICATION OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS
(Item 2 on the proxy card)

The Audit Committee has selected the firm of Deloitte & Touche to serve as the Company’s independent auditors for the fiscal year ending March 31, 2027, and has directed that management submit the selection of independent auditors to the shareholders for ratification at the 2026 annual meeting. Representatives of Deloitte & Touche are expected to virtually attend the shareholder meeting, will have an opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

Shareholder ratification of the selection of Deloitte & Touche as the Company’s independent auditors is not required by the Company’s bylaws or otherwise. However, we are submitting the selection of Deloitte & Touche to the shareholders for ratification as a matter of good corporate practice. If the appointment of Deloitte & Touche is not ratified by the shareholders, the Audit Committee will reconsider whether or not to retain Deloitte & Touche. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2027.

PROPOSAL THREE
ADVISORY VOTE ON THE
COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
(Item 3 on the proxy card)

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company is required to provide shareholders with the opportunity to cast an advisory vote on compensation to our Named Executive Officers as reported in this proxy statement (sometimes referred to as “say on pay”). Accordingly, the following resolution will be presented to the shareholders at the annual meeting:

“RESOLVED, that the shareholders hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed, pursuant to Item 402 of Regulation S-K of the U.S. Securities and Exchange Commission, in the Company’s proxy statement for the 2026 annual meeting of shareholders.”

This advisory vote is nonbinding on the Company; however, the Board and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

The Board and the Compensation Committee believe that our executive compensation policies, procedures and decisions made with respect to our named executive officers are and have been reasonable and appropriate and the compensation paid or awarded to each of the named executive officers for the most recent fiscal year was reasonable and appropriate. Shareholders are encouraged to read the section entitled “Executive Compensation” in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE RESOLUTION APPROVING, ON AN ADVISORY BASIS, THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

The primary objectives of our compensation and benefit programs are:

•to attract, motivate and retain qualified executive talent to provide strong, competitive leadership;
•to align the interests of our executives with the interests of our shareholders;
•to support a pay-for-performance culture which encourages and rewards the achievement of the Company’s strategic, financial and operating performance objectives; and
•to maintain a cost-effective structure that is aligned with the interests of our shareholders.
Overview

The Board has charged the Compensation Committee with the responsibility for establishing and overseeing executive compensation for the Named Executive Officers (as defined below), other than Mr. Sikkel, our President and Chief Executive Officer. As part of this responsibility, the Compensation Committee, along with the other non-employee directors, also evaluates the performance of the President and Chief Executive Officer and determines his compensation based on such performance assessment as well as the Company’s compensation philosophy. The Compensation Committee continues to work with its independent compensation consultant to design the executive compensation programs for the future.

For fiscal year 2026, the Compensation Committee approved the Annual Incentive Plan (the “AIP”), pursuant to which the Named Executive Officers (as defined below), the Company’s other executive officers and specified other key corporate and global divisional personnel were eligible for cash bonus awards. The purpose of the AIP is to encourage a high level of performance and commitment by executives and other key employees to achieve corporate financial and strategic objectives designed to lead to business growth and increased shareholder value. Annual incentives under the AIP are structured to provide for varying “Stretch” award opportunities expressed as a percentage of annual base salary with actual awards reflecting achievement of Company goals.

The fiscal year 2026 AIP performance goals are expressed as “threshold,” “target” and “stretch” objectives for the Named Executive Officers. “Threshold” is the minimum level of performance at which AIP awards begin to be earned, which is set at a payout opportunity of 75% of each participant’s target award amount. If “Threshold” is not met for a given performance metric, no AIP payout is earned with respect to that measure. Achievement of the “target” goal is rewarded at 100% of the target bonus opportunity. Achievement at or above the “stretch” level results in 200% of target bonus opportunity. Performance between “threshold” and “target,” or “target” and “stretch” is interpolated. The Compensation Committee generally intends to set Company performance targets that are challenging yet provide executives with a reasonable opportunity to reach “threshold,” while requiring meaningful growth to reach “target” and substantial growth to reach “stretch.” The amount of growth required to reach “stretch” was developed within the context of the Company’s annual operating plan, and while difficult to achieve, was not in the Compensation Committee’s judgment considered to be so aggressive as to encourage participants in the AIP to take inappropriate risks that could threaten financial or operating stability.

For fiscal year 2026, the Committee established the goals and weightings of the business results component of the AIP as set forth in the table below, which also presents actual performance for each of these components.

Business Results Metric	Weighting	Threshold	Target	Stretch	Actual
	(dollars in thousands)

Adjusted EBITDA(1)	50%	$177,675	$236,900	$296,125	$226,665
Corporate Operational EBITDA(2)	50%	$109,055	$146,296	$183,564	$130,103

(1) Adjusted EBITDA is calculated as the consolidated earnings before interest, taxes, depreciation and amortization, adjusted for certain non-cash and/or non-recurring items and is consistent with the presentation of adjusted EBITDA included in the Company’s quarterly earnings announcements.
(2) Corporate Operational EBITDA is calculated as follows: (i) consolidated sales and other operating revenues minus (ii) consolidated cost of goods and services sold minus (iii) consolidated interest on working capital minus (iv) consolidated selling, general and administrative expense plus (v) consolidated depreciation and amortization expenses plus (vi) corporate selling, general and administrative expense.

The following table sets forth the percentage of the Named Executive Officers’ respective annual base salary set for the target bonus opportunity and the amount of bonus paid under the AIP for fiscal year 2026.

Named Executive Officer	Target Bonus Opportunity as a Percentage of Annual Base Salary	Actual AIP Bonus Paid
J. Pieter Sikkel	100%	$600,184
Dustin L. Styons	75%	$260,489
Scott A. Burmeister	75%	$249,523

In addition, in recognition of the contributions by each of the Named Executive Officers to the Company’s financial and operational performance in fiscal year 2026, the Board of Directors awarded $100,000 discretionary bonuses to each of them.

The Pyxus International, Inc. Amended and Restated 2020 Incentive Plan (as amended, the “Amended and Restated Incentive Plan”) was adopted on November 18, 2020. On March 19, 2025, the Board of Directors adopted an amendment to the Amended and Restated Incentive Plan, which was most recently approved by the Company’s shareholders at the Company’s 2025 annual meeting of shareholders, to increase the number of shares authorized to be issued under the Amended and Restated Incentive Plan. The purpose of the Amended and Restated Incentive Plan is to assist the Company in recruiting and retaining employees and members of the Board of Directors with ability and initiative by enabling such persons to participate in its future success and to associate their interests with those of the Company and its shareholders. All full-time employees of the Company and its affiliates, as well as the Company’s non-employee directors, are eligible to participate in the Amended and Restated Incentive Plan. The Amended and Restated Incentive Plan permits the grant of options, stock appreciation rights (or SARs), stock awards, stock unit awards, performance share awards, and incentive awards.

No awards under the Amended and Restated Incentive Plan were made to the Named Executive Officers in fiscal year 2026, and no awards under the Amended and Restated Incentive Plan granted to the Named Executive Officers in prior years vested in fiscal year 2026.

Summary Compensation Table

The following table reflects the compensation for the fiscal years ended March 31, 2026 and 2025 for the Chief Executive Officer and the two other most highly compensated executive officers in the fiscal year ended March 31, 2026 (the “Named Executive Officers”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings(1) ($)	All Other Compensation(2) ($)	Total ($)
J. Pieter Sikkel President, Chief Executive Officer	2026	864,320	100,000	—	600,184	—	260,387	1,824,891
	2025	831,077	—	1,085,000	1,461,054	—	262,094	3,639,225
Dustin L. Styons Executive Vice President, Chief Financial Officer	2026	480,211	100,000	—	260,489	—	87,063	927,763
	2025	393,120	—	345,800	518,336	—	83,179	1,340,435
Scott A. Burmeister(3) Executive Vice President, Chief Operating Officer	2026	481,751	100,000	—	249,523	—	93,566	924,570
	2025	427,350	—	339,500	568,626	—	161,718	1,497,194

(1) None of the Named Executive Officers earned above-market returns on deferred compensation.
(2) The amounts included in the “All Other Compensation” column of the Summary Compensation Table for fiscal year 2026 were Company matching contributions allocated to the Named Executive Officer account pursuant to the Pyxus Savings and Profit Sharing Plan (Mr. Sikkel: $16,603 and Mr. Styons: $15,070); the Company’s contribution to the Nonqualified Deferred Compensation program in the fiscal year (Mr. Sikkel: $221,644 and Mr. Styons: $67,231); the Company’s contribution to the group term life insurance of $3,564 and executive life insurance of $18,576 for Mr. Sikkel and $540 for group term life insurance and $4,221 for executive life insurance for Mr. Styons; and, for Mr. Burmeister, a housing allowance of $36,231, an automobile allowance of $21,204, and a Company contribution under the Company’s Global Pension Plan of $36,131.
(3) Mr. Burmeister is based in Bulgaria and his cash compensation, including housing, automobile and education allowances, is paid in Euros. Such cash compensation presented in the table and in its footnotes was converted to U.S. dollars based on the exchange rate between Euros and U.S. Dollars at the closing exchange rate on the last day of the month in which the cash compensation was earned.

Employment Agreements

On February 5, 2013, Old Pyxus entered into an employment agreement with Mr. Sikkel, which was effective as of March 1, 2013 and which contains provisions relating to termination for cause, termination due to disability, termination other than cause and termination for good reason following a “change-in-control,” as defined in the employment agreement. The obligations of Old Pyxus under this employment agreement were assumed by a subsidiary of the Company in connection with the Restructuring. Mr. Sikkel’s employment agreement has an initial term expiring three years after its initial date, subject to automatic annual renewals thereafter absent notice of non-renewal delivered by either the Company or Mr. Sikkel at least 90 days prior to the scheduled expiration. If Mr. Sikkel’s employment is terminated by the Company without cause, if Mr. Sikkel resigns his employment for good reason or Mr. Sikkel resigns for a change-in-control good reason within twelve months after a change-in-control of the Company, he will be entitled to receive severance equal to two times his annual base salary payable in 24 monthly installments. In addition to severance payments, in connection with a termination of employment as described above, Mr. Sikkel is entitled to health care coverage benefits for up to two years following termination and payment of up to $25,000 for outplacement services. If Mr. Sikkel’s employment is terminated because of disability, he is entitled to receive payments for 18 months at two-thirds of his annual base salary at time of termination. If Mr. Sikkel’s employment is terminated by the Company with cause or he separates from employment for any reason other than good reason or following a change-in-control, the Company is obligated to pay compensation and benefits only to the date of termination or separation. “Good reason” is defined to include any of the following events occurring within ninety-five days prior to separation of employment: Mr. Sikkel’s base salary is reduced more than fifteen percent unless the reduction is part of and at the same percentage as an across-the-board salary reduction for Pyxus’ senior management, Pyxus fails to perform any material obligation or breaches any material provision of the employment agreement, or Mr. Sikkel is not re-elected to the position of President and Chief Executive Officer; and, Mr. Sikkel resigns in writing within thirty days after such events arise. Mr. Sikkel’s agreement also contains a world-wide non-competition provision for twelve months following a termination or separation of employment. In addition, he is subject to a prohibition on solicitation of the Company’s employees, customers and vendors, for a period of twenty-four months after any termination or separation of employment.

On December 30, 2019, the Company’s Alliance One International Services Limited subsidiary entered into an employment contract with Mr. Burmeister, which was subsequently amended on August 31, 2020 and September 12, 2023, which establishes certain terms of his compensation and includes other provisions applicable during the term of his employment. The employment contract provides that in addition to receiving base salary and participation in the AIP at specified levels, Mr. Burmeister, who is based in Bulgaria, is to receive an annual housing allowance, a monthly car allowance, and an education allowance for each of his children while in high school up until the year that the child reaches age 18. The employment contract also provides that Mr. Burmeister is entitled to participate in the Company’s Global Pension Plan, which is described below in “Pension Plans.”

Executive Severance Plan

On June 12, 2024, the Board of Directors approved the Company’s Executive Severance Plan to provide increased certainty for the covered executive officers and the Company in the event of a severance. The Executive Severance Plan was designed to assist the Company with the retention and recruitment of key executives, provide the Company with important protections, and reduce costs in the event of a dispute. The Executive Severance Plan applies to the Company’s Chief Executive Officer and its other executive officers (the “Covered Officers”). The Executive Severance Plan provides that severance benefits payable to a Covered Officer under the Executive Severance Plan will be in lieu of and not in addition to any severance benefits to which the Covered Officer would otherwise be entitled under any general severance policy or severance plan maintained by the Company or any agreement between the Covered Officer and the Company that provides for severance benefits (unless the policy, plan, or agreement expressly provides for severance benefits to be in addition to those provided under the Executive Severance Plan) and any severance benefits payable to a Covered Officer under the Executive Severance Plan will be reduced by any severance benefits to which the Covered Officer is entitled by operation of a statute or government regulations. Accordingly, any severance benefits available to any of the Named Executive Officers under the Executive Severance Plan would be offset by any severance benefits they would be entitled to receive under their respective employment agreements as described in “Employment Agreements,” above.

The Executive Severance Plan provides that, in the event the employment of a Covered Officer is terminated by the Company without “Cause” or by a Covered Officer with “Good Reason” (as each such term is defined in the Executive Severance Plan), the Covered Officer would be entitled to receive:

•the sum of one and one-half years’ (two years’ for the Chief Executive Officer) base salary at the Covered Officer’s regular salary rate and the annual bonus that would have been payable to the Covered Officer under the Company’s annual bonus plan for the fiscal year in which such termination of employment occurs based on achievement of financial and other goals at “target” levels (provided that if such termination of employment occurs within 12 months after a Change in Control (as defined in the Executive Severance Plan) such amount would be two times such annual bonus for the Chief Executive Officer and one and one-half times such annual bonus for the other Covered Officers), which total amount will be paid in substantially equal installments over one and one-half years (two years for the Chief Executive Officer) following such termination of employment, payable in accordance with the Company’s normal payroll practices, and

•the annual bonus under the Company’s annual bonus plan for the fiscal year in which such termination of employment occurs based on actual achievement of financial and other goals, prorated for the number of days in the fiscal year that the Covered Officer was employed by the Company, which annual bonus amount is to be paid on the date that annual bonuses are paid to the Company’s senior executives generally, but in no event later than the later of two and one-half months following the end of the fiscal year in which such termination of employment occurs or two and one-half months following the end of the calendar year in which such termination of employment occurs.

The Executive Severance Plan provides for the reduction of the foregoing payments in connection with the application of Internal Revenue Code Section 280G if such a reduction would enable the Covered Officer to benefit financially on an after-tax basis.

The receipt by a Covered Officer of any payment or other benefit under the Executive Severance Plan is conditioned upon the Covered Officer executing a severance agreement, including a release of claims in favor of the Company, its affiliates and their respective officers and directors and non-solicitation, non-disparagement, confidentiality and further cooperation provisions, in a form reasonably satisfactory to the Company, and such severance agreement becoming effective and irrevocable within 60 days following the Covered Officer’s termination of employment. The Executive Severance Plan also provides that all benefits of a Covered Officer under the Executive Severance Plan are subject to any policy established by the Company providing for recoupment of amounts paid to such Covered Officer. The Executive Severance Plan provides that it may be amended, modified or terminated at any time by the Company upon action by the Board of Directors.

Non-qualified Deferred Compensation Plan

During fiscal year 2026, Mr. Sikkel and Mr. Styons were participants in the Pyxus International, Inc. Supplemental Retirement Account Plan (the “PYX SRAP”), established April 1, 2007 and assumed by a subsidiary of the Company in connection with the Restructuring. The PYX SRAP is a non-qualified defined contribution supplemental retirement plan established to provide deferred compensation for a select group of management based in the United States. Benefits under the PYX SRAP are based on a hypothetical bookkeeping account established for each participant. Each fiscal year, pay credits and interest credits are added to the account. The pay credit is equal to a specified percentage of base salary and non-equity incentive plan compensation paid to the participant during the fiscal year. For fiscal year 2026, the pay credit for Mr. Sikkel was 10% and for Mr. Styons was 7.5%. The interest credit each fiscal year is equal to the beginning account balance times the Moody’s Aa Corporate Bond Yield Average as of the beginning of the fiscal year. However, the interest crediting rate cannot exceed 120% of the applicable federal long-term rate prescribed by the U.S. Secretary of the Treasury for the first month of the fiscal year. For fiscal year 2026, the interest crediting rate was 5.47%.

Each participant becomes vested in his or her PYX SRAP benefit after five years of service, whether or not the service is consecutive. Messrs. Sikkel and Styons are vested in the PYX SRAP benefit. However, a participant who is terminated for cause will forfeit any benefits otherwise payable under the PYX SRAP. Participants must also comply with a non-compete following termination of employment. A participant who violates the non-compete will forfeit all benefits under the PYX SRAP. However, the non-compete provision will not apply after a change in control, as defined in the PYX SRAP.

Vested benefits are payable in 120 equal monthly installments starting in the seventh month following separation from service, unless the final account balance is less than $100,000, in which case the benefit will be payable in a lump-sum. The monthly installment amount is based on the final account balance plus interest at the PYX SRAP’s applicable interest crediting rate for the year. If the participant dies, unpaid installments are payable to the participant’s designated beneficiary.

Aggregate earnings in the last fiscal year are not included in the compensation reported for fiscal year 2026 in the Summary Compensation Table presented in this proxy statement as the amount did not exceed 120% of the applicable federal long-term rate.

Global Pension Plan

The Company’s Global Pension Plan (the “Global Pension Plan”) is a defined contribution plan sponsored by a Pyxus subsidiary that is available to eligible non-U.S.-based employees who are employed in certain countries or locations. Mr. Burmeister participates in the Global Pension Plan. The Global Pension Plan provides for employer contributions based on years of service, ranging from contributions of 2.5% of the eligible employee’s base salary for employees with less than five years of service to 7.5% of base salary for employees with greater than 15 years of service. Employer contributions are vested after five years of service. Mr. Burmeister is credited under the Global Pension Plan with having more than 15 years of service and accordingly is vested in contributions made by the Company’s subsidiary. The Global Pension Plan also permits voluntary employee contributions of up to 100% of base salary. Contributions to the Global Pension Plan with respect to an employee’s account are invested at the employee’s option among specified third-party-administered investment funds available under the Global Pension Plan. The Global Pension Plan permits in-service withdrawals prior to retirement, subject to specified limits, with the full value of an employee’s account available for withdrawal upon retirement (age 65 with five years of service or age 55 with 10 years of service). Employees are required to withdraw all funds from the Global Pension Plan upon separation of employment other than due to retirement. The Global Pension Plan is designed to qualify for certain beneficial tax consequences for participating employees in certain jurisdictions.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each Named Executive Officer as of March 31, 2026, which awards were issued under the Incentive Plan prior to its amendment and restatement.

	Stock Awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)(4)
J. Pieter Sikkel	144,000(2)	394,560(2)	—	—
	166,000(3)	454,840(3)	124,500	341,130
Dustin L. Styons	28,800(2)	78,912(2)	—	—
	70,000(3)	191,800(3)	52,500	143,850
Scott A. Burmeister	27,000(2)	73,980(2)	—	—
	70,000(3)	191,800(3)	52,500	143,850

(1) Market values reflect the closing price of our common stock quoted on the OTCID Basic Market on March 31, 2026, the last day of the fiscal year in which shares of the Company’s common stock were reported as having been traded on the OTCID Basic Market, which closing price was $2.74 per share.
(2) These restricted stock units were awarded on July 6, 2021, and vest on March 31, 2031 or earlier upon the occurrence of certain corporate events.
(3) These restricted stock units were awarded on May 10, 2024, and become eligible to vest, subject to continued employment, in equal installments on May 10, 2025, March 31, 2026 and March 31, 2027. Eligible restricted stock units will vest on March 31, 2031 or earlier upon the occurrence of certain corporate events.
(4) These performance-based stock units, which were awarded on May 10, 2024, are presented at target performance level and generally will be eligible to vest, subject to continued employment, upon the occurrence of certain corporate events that satisfy specified financial terms.

Pay Versus Performance

In accordance with rules adopted by SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “Compensation Actually Paid” calculated in a manner prescribed by applicable SEC rules and certain Company performance measures for the fiscal years listed below. As identified in the footnotes to the table, the determination of Compensation Actually Paid includes adjustments to reflect, among other things, period-to-period changes in the value of unvested equity awards. Accordingly, such amounts do not reflect the value of compensation actually delivered to, or received by, our executive officers in the period reported in the table, as the amount of actual compensation received by any executive officers depends on whether the conditions for vesting of awards are satisfied and the value of our common stock on the date such awards vest.

Pay Versus Performance

Fiscal Year(1) (a)	Summary Compensation Table Total for PEO(2) (b)	Compensation Actually Paid to PEO(2)(3)(4) (c)	Average Summary Compensation Table Total for Non-PEO NEOs(5) (d)	Average Compensation Actually Paid to Non-PEO NEOs(3)(4)(5) (e)	Value of Initial Fixed $100 Investment in Pyxus International, Inc.(6) (f)	Net Income(7) (in millions) (h)
2026	$1,824,891	$1,434,291	$926,302	$802,948	$228.33	$15.7
2025	$3,639,225	$3,794,225	$1,418,815	$1,467,765	$333.33	$15.2
2024	$2,346,256	$2,432,656	$1,174,407	$1,212,507	$250.00	$2.7
_____________________

(1) For the fiscal year ended March 31.
(2) The PEO (or, Principal Executive Officer) for each of fiscal years presented is J. Pieter Sikkel.
(3) Deductions from, and additions to, total compensation in the Summary Compensation Table for fiscal year 2026 to calculate Compensation Actually Paid include:

	2026
	PEO ($)	Average Non-PEO NEOs ($)
Total Compensation from Summary Compensation Table	1,824,891	926,302
Adjustments
Adjustment for grant date values in the Summary Compensation Table	—	—
Year-end fair value of unvested awards granted in the current year	—	—
Year-over-year difference of year-end fair values for unvested awards granted in prior years	(390,600)	(123,354)
Fair values at vest date for awards granted and vested in current year	—	—
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years that vested in current year	—	—
Forfeitures during current year equal to prior year-end fair value	—	—
Dividends or dividend equivalents not otherwise included in the total compensation	—	—
Total Adjustments	(390,600)	(123,354)
Compensation Actually Paid (as calculated)	1,434,291	802,948

(4) Equity valuations assumptions for calculating Compensation Actually Paid are not materially different from grant date valuation assumptions.
(5) The Non-PEO NEOs for fiscal years 2026 and 2025 were Dustin L. Styons and Scott A. Burmeister; and for fiscal year 2024 were Flavia B. Landsberg and Scott A. Burmeister.
(6) Such amount represents Pyxus’ cumulative total shareholder return (“TSR”) for the period beginning on the last trading day of the year preceding the earliest year presented in the table and ending the last trading day of the fiscal year presented in the table. For the three fiscal years presented, the TSR calculation assumes an investment of $100 in Pyxus common stock made on March 31, 2023 and reports the value of that investment as of March 31, 2024, 2025, and 2026, respectively.
(7) Such amount is the net income attributable to Pyxus International, Inc.

Graphical Presentations of the Relationship of Executive Compensation to Certain Performance Measures

The following charts present the relationship for the periods presented in the foregoing table between the Compensation Actually Paid for the PEO and the average Compensation Actually Paid for the Non-PEO NEOs and each of the Company’s TSR and net income attributable to Pyxus International, Inc.

Relationship of Executive Compensation Actually Paid to TSR of Pyxus
Compensation Actually Paid (In Thousands)
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Pyxus TSR
$350
$300
$250
$200
$150
$100
$50
$0
2024
2025
2026
Fiscal Year
PEO
Average Non-PEO NEOs
Pyxus TSR

## Relationship of Executive Compensation Actually Paid to Net Income

$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Compensation Actually Paid (In Thousands)
$20
$10
$0
$-10
$-20
$-30
$-40
$-50
Net Income (Loss) (In Millions)
2024
2025
2026
Fiscal Year
PEO
Average Non-PEO NEOs
Net Income (Loss)

OTHER MATTERS

On this date, the Company is not aware of any matters to be presented for action at the meeting other than as stated in this notice. However, if any other matters requiring a vote of shareholders are properly presented at the meeting, it is intended that proxies in the accompanying form will be voted on such other matters in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors:

    T. David Singer
Secretary

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T00694-P52289 1.&#9; Election of Directors: &#9; NOMINEES: ! ! ! 3.&#9; Adoption of the resolution approving, on an advisory basis, the compensation paid to the Company's named executive officers as disclosed in the proxy statement. 2.&#9; Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 2027. 01)&#9; John S. Alphin 02)&#9; Jamie J. Ashton 03)&#9; Patrick J. Bartels, Jr. 04)&#9; Robert D. George 05)&#9; Cynthia P. Moehring 06)&#9; J. Pieter Sikkel 07)&#9; Richard J.C. Topping For All Withhold All For All Except ! !! ! !! PYXUS INTERNATIONAL, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. PYXUS INTERNATIONAL, INC. ATTN: CORPORATE SECRETARY 6001 HOSPITALITY COURT, SUITE 100 P.O. BOX 2009 MORRISVILLE, NORTH CAROLINA 27560 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES AND “FOR” PROPOSALS 2 AND 3. Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. The undersigned revokes all proxies heretofore given by the undersigned. In their discretion, the proxies are authorized to vote on such other business and matters incident to the conduct of the meeting as may properly come before it. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. For Against Abstain VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 12, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PYYX2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 12, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Please sign, date and mail your proxy card in the envelope provided as soon as possible. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available at www.proxyvote.com. PYXUS INTERNATIONAL, INC. ANNUAL MEETING OF SHAREHOLDERS Virtual meeting at www.virtualshareholdermeeting.com/PYYX2026 August 13, 2026 10:00 a.m. Eastern Daylight Time T00695-P52289 PROXY PYXUS INTERNATIONAL, INC. Annual Meeting of Shareholders - August 13, 2026 Virtual meeting at www.virtualshareholdermeeting.com/PYYX2026 This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Dustin L. Styons and T. David Singer or either of them, each with full power of substitution, as proxies to represent the undersigned and to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of PYXUS INTERNATIONAL, INC., to be held at 10:00 a.m. Eastern Daylight Time on Thursday, August 13, 2026, virtually at www.virtualshareholdermeeting.com/PYYX2026, and at any adjournment(s) or postponement(s) thereof, in accordance with the instructions given on the reverse side of this card. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof. To the extent no directions are given on a proposal, this proxy will be voted FOR the nominees listed on the reverse side and FOR proposals 2 and 3. (Continued and to be signed on the reverse side) GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.